Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 33-59064 of Aerosonic Corporation on Form S-8 of our report dated June 28, 2012 appearing in this Annual Report on Form 11-K of the Aerosonic Corporation 401(k) Plan for the years ended December 31, 2011 and 2010.

/s/	Mayer Hoffman McCann P.C.
Clearwater, Florida
June 28, 2012